Exhibit 10.1
SYSCO CORPORATION
2009 BOARD OF DIRECTORS STOCK DEFERRAL PLAN
Effective November 17, 2009

SYSCO CORPORATION
2009 BOARD OF DIRECTORS STOCK DEFERRAL PLAN

-i-

TABLE OF CONTENTS
(continued)

-ii-

Effective November 17, 2009
SYSCO CORPORATION
2009 BOARD OF DIRECTORS
STOCK DEFERRAL PLAN
     WHEREAS, the Board of Directors of Sysco Corporation has determined that it is in the best interests of Sysco Corporation and its non-employee directors to adopt a non-qualified retirement plan to provide its non-employee directors the opportunity to defer receipt of stock that would otherwise be transferred to them during their service on the Board of Directors of Sysco Corporation under the Sysco Corporation 2009 Non-Employee Directors Stock Plan, or any successor thereto (the “Stock Plan”) in order to allow them to participate in the long-term success of Sysco and to promote a greater alignment of interests between the non-employee directors and the shareholders.
     NOW, THEREFORE, Sysco Corporation hereby adopts this Sysco Corporation 2009 Board of Directors Stock Deferral Plan, effective November 17, 2009 (the “Plan”) subject to the approval of the 2009 Non-Employee Directors Stock Plan by Sysco’s stockholders at the 2009 annual meeting, as follows:

Effective November 17, 2009
ARTICLE I
DEFINITIONS
     Account. “Account” means a Participant’s interest under the Plan. A Participant’s Account shall be maintained by the Committee and reflected as a book reserve entry in Sysco’s accounting records.
     Additional Shares. “Additional Shares” means the “Additional Shares” of Common Stock issued to a non-employee director under the Stock Plan with respect to a “Stock Election” (as such terms are defined in the Stock Plan).
     Beneficiary. “Beneficiary” means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.
     Board of Directors. “Board of Directors” means the Board of Directors of Sysco.
     Business Day. “Business Day” means during regular business hours on any day on which the New York Stock Exchange is open for trading.
     Change of Control. “Change of Control” means the occurrence of one or more events described in paragraphs (i) through (iii), below.
          (i) Change in Ownership of Sysco. A change in the ownership of Sysco shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires ownership of Sysco stock that, together with Sysco stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of Sysco.
               (A) If any one person or more than one person acting as a group (within the meaning of paragraph (iv)) is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of Sysco, the acquisition of additional Sysco stock by such person or persons shall not be considered to cause a change in the ownership of Sysco or to cause a change in the effective control of Sysco (within the meaning of paragraph (ii) below).
               (B) An increase in the percentage of Sysco stock owned by any one person, or persons acting as a group (within the meaning of paragraph (iv)), as a result of a transaction in which Sysco acquires its stock in exchange for property, shall be treated as an acquisition of stock for purposes of this paragraph (i).
               (C) The provisions of this paragraph (i) shall apply only to the transfer or issuance of Sysco stock if such Sysco stock remains outstanding after such transfer or issuance.

Effective November 17, 2009
          (ii) Change in Effective Control of Sysco.
               (A) A change in the effective control of Sysco shall occur on the date that either of (1) or (2) below occurs:
                    (1) Any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Sysco possessing thirty percent (30%) or more of the total voting power of the stock of Sysco; or
                    (2) A majority of members of the Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of the appointment or election.
               (B) A change in effective control of Sysco also may occur with respect to any transaction in which either of Sysco or the other corporation involved in a transaction experiences a Change of Control event described in paragraphs (i) or (iii).
               (C) If any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), is considered to effectively control Sysco (within the meaning of this paragraph (ii)), the acquisition of additional control of Sysco by the same person or persons shall not be considered to cause a change in the effective control of Sysco (or to cause a change in the ownership of Sysco within the meaning of paragraph (i)).
          (iii) Change in Ownership of a Substantial Portion of Sysco’s Assets. A change in the ownership of a substantial portion of Sysco’s assets shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from Sysco that have a total gross fair market value (within the meaning of paragraph (iii)(B)) equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of Sysco immediately prior to such acquisition or acquisitions.
               (A) A transfer of Sysco’s assets shall not be treated as a change in the ownership of such assets if the assets are transferred to one or more of the following:
                    (1) A shareholder of Sysco (immediately before the asset transfer) in exchange for or with respect to Sysco stock;

Effective November 17, 2009
                    (2) An entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by Sysco;
                    (3) A person, or more than one person acting as a group (within the meaning of paragraph (iv)) that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of Sysco; or
                    (4) An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii)(A)(3).
               For purposes of this paragraph (iii)(A), and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.
               (B) For purposes of this paragraph (iii), gross fair market value means the value of all Sysco assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
          (iv) For purposes of this definition, persons shall be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase, or acquisition of assets, or similar business transaction with Sysco. If a person, including an entity shareholder, owns stock in Sysco and another entity with which Sysco enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction, such shareholder shall be considered to be acting as a group with other Sysco shareholders only to the extent of the ownership in Sysco prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons shall not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.
          (v) Identification of Relevant Corporations. To constitute a Change of Control hereunder, the Change of Control must relate to (A) the corporation for which the Participant is performing services at the time of the Change of Control, (B) the corporation that is liable for the payment of the awards under this Plan (or all corporations liable for the payment if more than one corporation is liable), or (C) a corporation that is a majority shareholder of a corporation identified in (A) or (B), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending with the corporation identified in (A) or (B). For purposes of this paragraph (v), a majority shareholder is a shareholder owning more than fifty percent (50%) of the total fair market value and total voting power of such corporation.
     Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Effective November 17, 2009
     Committee. “Committee” means the persons who are from time to time serving as Chief Executive Officer, Secretary, and Treasurer of Sysco. These persons shall constitute the members of the committee administering this Plan.
     Common Stock. “Common Stock” means shares of $1.00 par value common stock of Sysco, whether such shares are authorized but unissued shares, treasury shares, or shares purchased on the open market. Common Stock distributed to a Participant at the time(s) set forth in this Plan shall, except as otherwise provided in this Plan, be issued pursuant to and subject to the terms of the Stock Plan.
     Deferral Election. “Deferral Election” means either a Retainer Fee Stock Deferral Election, a Restricted Stock Deferral Election, or both.
     Elected Shares. “Elected Shares” means the Common Stock attributable to a “Stock Election” (other than Additional Shares) or a “Chairman’s Stock Election” under the Stock Plan.
     Eligibility Date. “Eligibility Date” means the date as of which a member of the Board of Directors is first eligible to participate in the Plan. A member of the Board of Directors shall be notified of his Eligibility Date by the Committee or its designee.
     Fair Market Value. “Fair Market Value” means, as of any date and with respect to a share of Common Stock, the last closing price of the Common Stock on the first Business Day prior to that date on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on any other exchange or quotation system on which the Common Stock is listed or quoted.
     In-Service Account. “In-Service Account” means a separate recordkeeping account under a Participant’s Account that is created when a Participant elects an In-Service Distribution Date with respect to amounts deferred hereunder.
     In-Service Distribution. “In-Service Distribution” means a payment to the Participant following the occurrence of an In-Service Distribution Date of the amount represented by the balance in the In-Service Account with respect to such In-Service Distribution Date.
     In-Service Distribution Date. “In-Service Distribution Date” means January 31st of the calendar year selected by the Participant during which the Participant’s applicable In-Service Account shall be paid.
     In-Service Distribution Election. “In-Service Distribution Election” shall have the meaning set forth in Section 6.5.

Effective November 17, 2009
     Participant. “Participant” means a member of the Board of Directors of Sysco who is not otherwise employed by Sysco or a Subsidiary, and any former member of the Board of Directors of Sysco who is eligible to participate in the Plan or who has an Account under the Plan.
     Plan. “Plan” means this Sysco Corporation 2009 Board of Directors Stock Deferral Plan, as set forth in this document and as it may be amended from time to time.
     Plan Year. “Plan Year” means the calendar year.
     Restricted Share Deferral Election. “Restricted Share Deferral Election” means a Participant’s election to exchange all or a portion of the Restricted Shares which may be granted to a Participant under the Stock Plan for a Plan Year for Share Units under this Plan.
     Restricted Shares. “Restricted Shares” means the shares of “Restricted Stock” or shares of Common Stock to be issued in connection with “Restricted Stock Units” (as those terms are defined in the Stock Plan ), if any, granted to a Participant under the Stock Plan for a Plan Year that are eligible for deferral under this Plan.
     Retainer Fee Stock Deferral Election. “Retainer Fee Stock Deferral Election” means a Participant’s election to exchange all or a portion of the Elected Shares and Additional Shares to be issued to a Participant under the Stock Plan for a Plan Year pursuant to a “Stock Election” and a “Chairman’s Stock Election” (as those terms are defined in the Stock Plan) for Share Units under this Plan.
     Section 409A. “Section 409A” means Section 409A of the Code. References herein to “Section 409A” shall also include any regulatory and other interpretive guidance promulgated under Section 409A of the Code.
     Separation from Service. “Separation from Service” means a “separation from service” within the meaning of Section 409A.
     Shares. “Shares” means Additional Shares, Elected Shares and Restricted Shares issued, subject to issuance or granted under the Stock Plan that are eligible for deferral under this Plan.
     Share Unit. “Share Unit” means the measurement under this Plan representing a Participant’s right to a future distribution of a corresponding number of whole or fractional shares of Common Stock.
     Stock Plan. “Stock Plan” means the 2009 Non-Employee Directors Stock Plan, as it may be amended from time to time, and any successor plan.
     Subsidiary. “Subsidiary” means (a) any corporation which is a member of a “controlled group of corporations” which includes Sysco, as defined in Code Section 414(b), (b) any trade or business under “common control” with Sysco, as defined in Code Section 414(c), (c) any organization which is a member of an “affiliated service group” which includes Sysco, as defined in Code Section 414(m), (d) any other entity required to be

Effective November 17, 2009
aggregated with Sysco pursuant to Code Section 414(o), and (e) any other organization or employment location designated as a “Subsidiary” by resolution of the Board of Directors.
     Sysco. “Sysco” means Sysco Corporation, the sponsor of this Plan.
     Termination. “Termination” means a Participant’s Separation from Service from Sysco voluntarily (by reason of such Participant’s retirement, or resignation from the Board of Directors) or involuntarily (by reason of such Participant’s removal from the Board of Directors for any reason) for any reason other than death.
     Termination Account. “Termination Account” means that portion of a Participant’s Account that has not been allocated to In-Service Accounts.
     Treasury Regulations. “Treasury Regulations” means the Federal Income Tax Regulations, and, to the extent applicable, any Temporary or Proposed Regulations promulgated under the Code, as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).
     Unforeseeable Emergency. “Unforeseeable Emergency” shall have the meaning set forth in Section 6.3.

Effective November 17, 2009
ARTICLE II
ELIGIBILITY
     All members of the Board of Directors who are not otherwise employed by Sysco or a Subsidiary shall be eligible to participate in this Plan.

Effective November 17, 2009
ARTICLE III
DEFERRAL
     3.1 Election to Defer. Each Participant may elect to defer receipt of Shares which may otherwise be issued or granted to a Participant during the Participant’s service on the Board of Directors, with such election being in exchange for Share Units under this Plan. A Participant may elect to defer in ten percent (10%) increments of not less than twenty percent (20%) nor more than one hundred percent (100%) of (a) the Additional Shares and Elected Shares which may otherwise be issued to a Participant pursuant to the Stock Plan for a given Plan Year (a “Retainer Fee Stock Deferral Election”); or (b) the Restricted Shares which may be granted to a Participant pursuant to the Stock Plan for a given Plan Year (a “Restricted Share Deferral Election”). Generally, the election to defer is effective only if received by the Committee in proper form prior to the beginning of the Plan Year for which it is to be applicable; once a Plan Year has commenced, the election to defer shall be irrevocable for that Plan Year. Notwithstanding the foregoing provisions of this Section 3.1 to the contrary, with respect to the first Plan Year during which a Participant becomes eligible to participate in the Plan, the Participant’s election to defer may be made, with respect to the Shares which may be issued or granted, as applicable, for services to be performed subsequent to the applicable election date, within thirty (30) days after the Participant’s Eligibility Date.
     3.2 Failure to Elect. If the Participant fails to provide his election to the Committee in proper form: (i) with respect to the initial Plan Year of a Participant’s Plan eligibility, on or before the thirtieth (30th) day following the Participant’s Eligibility Date, and (ii) with respect to Plan Years after a Participant’s initial year of Plan eligibility, prior to the beginning of the Plan Year for which the Shares may otherwise be granted or issued pursuant to the Stock Plan, the Participant shall be deemed to have elected not to defer any portion of such Participant’s Shares for that Plan Year.
     3.3 Revocation of Election. Notwithstanding anything to the contrary contained herein, if a Participant receives a hardship withdrawal pursuant to Section 6.7, the Participant may elect to cancel his Deferral Election(s) in effect for such Plan Year. Such cancellation election shall be made in writing by the Participant in such form as the Committee determines from time to time, and any subsequent Deferral Elections shall be subject to the requirements of the first two sentences of Section 3.1.
     3.4 Timing and Form of Election. The Committee shall have the right to make such rules and regulations regarding the election or revocation of election to defer as are consistent with the requirements of Sections 3.1, 3.2, and 3.3 or Section 409A, including establishing election periods, forms for elections, and all other pertinent matters.

Effective November 17, 2009
ARTICLE IV
ACCOUNT
     4.1 Establishing a Participant’s Account. The Committee shall establish an Account for each Participant as a book reserve entry in Sysco’s accounting records which shall be maintained by Sysco. Each Account shall reflect the entire interest of the Participant in the Plan.
     4.2 Credit of the Participant’s Deferrals. The Participant’s Account shall be credited with Share Units as follows:
          (a) Retainer Fee Stock Deferral Election. The Participant’s Account shall be credited, on the same day on which the Additional Shares and Elected Shares would otherwise have been issued to the Participant under the Stock Plan, with a number of Share Units equal to the number of Additional Shares and Elected Shares exchanged for Share Units under this Plan in accordance with the Participant’s Retainer Fee Stock Deferral Election on such date.
          (b) Restricted Share Deferral Election. The Participant’s Account shall be credited, on the same day on which the Restricted Shares are granted to a Participant pursuant to the applicable award agreement under the Stock Plan, with a number of Share Units equal to the number of Restricted Shares exchanged for Share Units under this Plan in accordance with the Participant’s Restricted Share Deferral Election on such date.
     4.3 Credit of Share Units Applicable to Dividends on Common Stock. To the extent cash dividends are paid on the Common Stock after the date on which Share Units are credited to the Participant’s Account and before the date Common Stock is distributed to the Participant pursuant to Article VI additional Share Units shall, except as otherwise provided herein, be credited to the Participant’s Account in accordance with this Section 4.3. The number of Share Units credited to the Participant’s Account as of each of Sysco’s dividend record dates shall equal the number of full or fractional shares of Common Stock that could have been purchased at the Fair Market Value of a share of Common Stock as of such date with an amount equal to the dividends that would have been paid on the Share Units credited to the Participant’s Account, as of the applicable dividend record date, if such Share Units were issued and outstanding shares of Common Stock. Notwithstanding the foregoing, no Share Units shall be credited to the Participant’s Account during the period such Share Units are not otherwise vested unless otherwise provided in the Stock Plan or applicable award agreement under the Stock Plan.
     4.4 Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Sysco, adjustments in the number of Share Units credited to a Participant’s Account shall automatically be made if, and in the same manner as, similar adjustments are made to awards issued under the Stock Plan.

Effective November 17, 2009
ARTICLE V
VESTING
     5.1 Vesting of Account Attributable to Deferral Elections. Share Units credited to a Participant’s Account attributable to a Retainer Fee Stock Deferral Election shall at all times be 100% vested. Share Units credited to a Participant’s Account attributable to a Restricted Share Deferral Election shall vest and become non-forfeitable to the same extent as, and on the same date(s) as, the Restricted Shares that were the subject of the Restricted Share Deferral Election would have vested but for such election.
     5.2 Vesting of Account Attributable to Deemed Dividends. Share Units credited to a Participant’s Account attributable to deemed dividends shall at all times be 100% vested.

Effective November 17, 2009
ARTICLE VI
DISTRIBUTIONS
     6.1 Form and Time of Distribution.
          (a) Form of Distribution. Except as otherwise provided herein, distributions of a Participant’s vested interest in his Account shall be made in the form provided in this Section 6.1(a). Sysco, or its designee, shall (i) issue or cause to be issued, the number of shares of Common Stock equal to the number of Share Units in the Participant’s Account rounded down to the next whole share if the Participant’s Account contains any fractional shares, registered in the name of such Participant (or his Beneficiary) or the Participant’s (or his Beneficiary’s) nominee; and (ii) distribute cash to such Participant in an amount equal to the product of (A) the number of fractional shares credited to the Participant’s Account as of the date of the distribution; and (B) the Fair Market Vale of a share of Common Stock as of such date. All shares of Common Stock distributed under this Plan shall be issued pursuant to and subject to the terms and conditions set forth in the Stock Plan, as if such shares were Additional Shares, Elected Shares or Restricted Shares, including any applicable transfer restrictions; provided that the transfer restrictions applicable to Additional Shares shall expire one (1) year from the date the Additional Shares would have been issued but for the deferral election.
          (b) Time of Distributions. Distributions from a Participant’s Account shall be made in a lump sum and shall commence as soon as administratively feasible after the Participant’s Termination, the Participant’s death, an In-Service Distribution Date or a Change of Control of Sysco, but not later than ninety (90) days after such event giving rise to the distribution; provided however, distributions shall not commence within the thirty (30) day period following the Participant’s death.
     6.2 Termination. Upon the Termination of a Participant, the Participant shall be paid the balance then credited to the Participant’s Account at the time and in the form and manner provided in Section 6.1.
     6.3 Death/Beneficiary Designation. Upon the death of a Participant, the Participant’s Beneficiary or Beneficiaries shall receive, at the time and in the form and manner provided in Section 6.1, the balance then credited to the Participant’s Account. Each Participant, at the time he or she becomes initially eligible to participate in this Plan, must file with the Committee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant shall be made in the event of his death prior to the complete distribution of the amount credited to his or her Account. The designation shall be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or, in the case of entities, otherwise ceased to exist, the Beneficiary shall be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate. A Beneficiary who is an individual shall be deemed to have

Effective November 17, 2009
predeceased the Participant if the Beneficiary dies within thirty (30) days after the date of the Participant’s death. If any Beneficiary survives the Participant but dies or, in the case of an entity, otherwise ceases to exist after thirty (30) days of the Participant’s death but before receiving all amounts due the Beneficiary from the Participant’s Account, the balance of the amount which would have been paid to that Beneficiary shall, unless the Participant’s designation provides otherwise, be distributed to the individual deceased Beneficiary’s estate or, in the case of a Beneficiary which is an entity, to the Participant’s spouse, if the spouse survives the Participant, or otherwise to the Participant’s estate. Any Beneficiary designation which designates any person or entity other than the Participant’s spouse must be consented to in writing by the Participant’s spouse in a form acceptable to the Committee in order to be effective.
     6.4 Change of Control. Upon a Change of Control of Sysco, the Participant shall be paid the balance then credited to the Participant’s Account at the time and in the form and manner provided in Section 6.1.
     6.5 In-Service Distribution Election. In connection with each Deferral Election for a given Plan Year, a Participant may elect to receive the Share Units (and any dividend equivalents on such Share Units) associated with such Deferral Election in a lump sum distribution at an In-Service Distribution Date that, unless otherwise determined by the Committee, is at least one year after the end of the Plan year in which such Shares would otherwise have been transferred to the Participant (an “In-Service Distribution Election”). Except as otherwise required by the Committee, an In-Service Distribution Election may be made separately with respect to each Plan Year’s Retainer Fee Stock Deferral Election or Restricted Share Deferral Election, and In-Service Accounts shall be established accordingly. Any portion of the Share Units associated with a Deferral Election that is not credited to an In-Service Account shall be credited to the Participant’s Termination Account, which credited amounts shall remain credited to the Participant’s Termination Account until such amounts have been distributed to the Participant or the Participant’s Beneficiary and may not be later credited or reallocated to an In-Service Account
     6.6 In-Service Distributions. Each In-Service Distribution shall be paid at the applicable In-Service Distribution Date in the form and manner provided in Section 6.1. Notwithstanding a Participant’s election to receive an In-Service Distribution of some or all of the Participant’s Account, if the Participant’s Termination, the Participant’s death or a Change of Control of Sysco, as applicable, occurs prior to any In-Service Distribution Date(s), the Participant’s remaining Account balance (after making any In-Service Distributions with respect to In-Service Distribution Date(s) occurring prior to such Participant’s Termination or death, or a Change of Control of Sysco, as applicable, but not otherwise paid), shall be distributed pursuant to the Plan’s provisions regarding distributions upon a Participant’s Termination, a Participant’s death or a Change of Control of Sysco.
     6.7 Hardship Withdrawals. Any Participant may request a hardship withdrawal to satisfy an “Unforeseeable Emergency.” No hardship withdrawal can exceed the lesser of the amount credited to the Participant’s Account or the amount reasonably needed to satisfy the Unforeseeable Emergency. Whether an Unforeseeable Emergency exists and the amount reasonably needed to satisfy such emergency shall be determined by the Corporate Governance and Nominating Committee (the “Hardship Committee”) based upon the evidence presented by the Participant and the rules established in this Section 6.7. If a hardship withdrawal is approved by

Effective November 17, 2009
the Hardship Committee, it shall be paid within ten (10) days of the Hardship Committee’s determination. For purposes of this Plan, an Unforeseeable Emergency means: (a) a severe financial hardship to the Participant resulting from an illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, (b) the loss of the Participant’s property due to casualty, or (c) another similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. The circumstances that constitute a hardship shall depend upon the facts of each case, but, in any case, amounts distributed with respect to an Unforeseeable Emergency shall not exceed the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise (other than compensation that would otherwise be available to the Participant from either a tax-qualified plan or another non-qualified deferred compensation plan (irrespective of whether such non-qualified deferred compensation plan is subject to Section 409A)), (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets will not itself cause severe financial hardship, or (iii) by additional compensation that may be available to such Participant by reason of a revocation of a Deferral Election under Section 3.3 of this Plan. Foreseeable needs for funds, such as the need to send a Participant’s child to college or the desire to purchase a home, shall not be considered to be an Unforeseeable Emergency.
     6.8 Subsequent Election. A Participant may elect to change the time of payment of an In-Service Distribution (a “Subsequent Election”) and such change shall be effective only if the requirements of this Section 6.8 are met. Subsequent Elections may be submitted to the Committee from time to time in the form determined by the Committee and shall be effective only if (i) the Subsequent Election is received by the Committee in proper form at least one year prior to the occurrence of the applicable In-Service Distribution Date; and (ii) the payment pursuant to such Subsequent Election may not be made within the five-year period commencing on the applicable In-Service Distribution Date. Notwithstanding the foregoing, if the Participant’s Termination, the Participant’s death or a Change of Control of Sysco, as applicable, occurs prior to any In-Service Distribution Date(s) arising from a Subsequent Election, the Participant’s remaining Account balance (after making any In-Service Distributions with respect to In-Service Distribution Date(s) occurring prior to such Participant’s Termination or death, or a Change of Control of Sysco, as applicable, but not otherwise paid), shall be distributed pursuant to the Plan’s provisions regarding distributions upon a Participant’s Termination, a Participant’s death or a Change of Control of Sysco.
     6.9 Payments upon Income Inclusion Under Section 409A. It is intended that the provisions of this Plan shall comply with the requirements of Section 409A; however, if it is determined that the provisions of this Plan do not comply with the requirements of Section 409A and a Participant is required to include in income amounts otherwise deferred under this Plan, the Participant shall be entitled, upon request, to receive a distribution in the form specified in Section 6.1, not to exceed the amount required to be included in income as a result of the failure of the Plan to meet the requirements of Section 409A. Amounts distributable pursuant to this Section 6.9 shall be distributed as soon as administratively feasible, but no later than ninety (90) days after the date of the determination that the Plan does not comply with the requirements of Section 409A.

Effective November 17, 2009
     6.10 Expenses Incurred in Enforcing the Plan. Sysco will, in addition to the amounts otherwise payable to a Participant under the Plan, pay a Participant for all legal fees and expenses incurred by him in contesting or disputing his removal from the Board of Directors or in seeking to obtain or enforce any benefit provided by this Plan if the removal occurs in the Plan Year in which a Change of Control occurs or during the next three (3) succeeding Plan Years following the Plan Year in which a Change of Control occurs.
     6.11 Responsibility for Distributions and Withholding of Taxes. The Committee shall furnish information to Sysco concerning the amount and form of distribution to any Participant entitled to a distribution so that Sysco may make the distribution required. The Committee shall also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state, or local government and shall cause them to be withheld.

Effective November 17, 2009
ARTICLE VII
ADMINISTRATION
     7.1 Committee Appointment. The Committee shall be comprised of the Chief Executive Officer, the Secretary, and the Treasurer of Sysco. The Board of Directors or its designee shall have the sole discretion to remove any one or more Committee members and to appoint one or more replacement or additional Committee members from time to time.
     7.2 Committee Organization and Voting. The Committee shall select from among its members a chairman to preside at all of its meetings and shall elect a secretary without regard to whether that person is a member of the Committee. The secretary shall keep all records, documents, and data pertaining to the Committee’s supervision and administration of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant shall not vote or act on any matter relating solely to himself.
     7.3 Powers of the Committee. The Committee shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the right, power, and authority:
          (a) to make rules and regulations for the administration of the Plan;
          (b) to construe all terms, provisions, conditions, and limitations of the Plan;
          (c) to correct any defect, supply any omission, or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all;
          (d) to determine all controversies relating to the administration of the Plan, including but not limited to:
          (i) differences of opinion arising between Sysco and a Participant, subject to the rights of the Hardship Committee, except when the difference of opinion relates to the entitlement to, the amount of, or the method or timing of payment of a benefit affected by a Change of Control, in which event, such difference shall be decided by judicial action; and
          (ii) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties at interest; and

Effective November 17, 2009
          (e) to delegate by written notice any Plan administration duties of the Committee to such individual members of the Committee, individual employees of Sysco, or groups of employees of Sysco, as the Committee determines to be necessary or advisable to properly administer the Plan.
     7.4 Committee Discretion. The Committee, in exercising any power or authority granted under this Plan or in making any determination under this Plan, shall perform or refrain from performing those acts pursuant to such authority, using its sole discretion and judgment. By way of amplification and without limiting the foregoing, Sysco specifically intends that the Committee have the greatest possible discretion to construe the terms of the Plan and to determine all questions concerning eligibility, participation, and benefits, subject to the rights of the Hardship Committee. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee’s decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee’s decisions, refraining to act or acting is to be subject to judicial review for those incidents occurring during the Plan Year in which a Change of Control occurs and during the next three (3) succeeding Plan Years.
     7.5 Reimbursement of Expenses. The Committee shall serve without compensation for its services but shall be reimbursed by Sysco for all expenses properly and actually incurred in the performance of its duties under the Plan.
     7.6 Indemnification. To the extent permitted by law, members of the Board of Directors members of the Committee, employees of Sysco, and all agents and representatives of Sysco shall be indemnified by Sysco, and saved harmless against any claims resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect, or willful misconduct.

Effective November 17, 2009
ARTICLE VIII
AMENDMENT AND/OR TERMINATION
     8.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time by an instrument in writing.
     8.2 No Retroactive Effect on Account. Absent a Participant’s prior consent, no amendment shall affect the rights of such Participant to the Share Units then standing to his or her credit in his or her Account, or to change a Participant’s rights under any provision relating to a Change of Control after a Change of Control has occurred.
     8.3 Effect of Termination. Upon termination of the Plan, the following provisions of this Section 8.3 shall apply:
          (a) No additional amounts shall be credited to any Participant’s Account, to the extent that such amounts relate to Shares issued under the Stock Plan earned on or after the effective date of the Plan’s termination.
          (b) The Committee or its designee may, in its sole discretion, authorize distributions of the balance of the Participant’s Account to Participants as a result of the Plan’s termination, provided that:
          (i) All deferred compensation arrangements sponsored by Sysco that would be aggregated with this Plan under Section 1.409A-1(c) of the Treasury Regulations if the Participant participated in such arrangements are terminated;
          (ii) No distributions other than distributions that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the termination of the Plan;
          (iii) The remaining balances of all Participants’ Accounts after distributions pursuant to Section 8.3(b)(ii), are distributed within twenty-four (24) months of the termination of the Plan; and
          (iv) Sysco does not adopt a new deferred compensation arrangement at any time within three (3) years following the date of the termination of the Plan that would be aggregated with this Plan under Section 1.409A-1(c) of the Treasury Regulations if the Participant participated in this Plan and the new arrangement.
          (c) Except as otherwise provided in Section 8.3(a) and 8.3(b), on and after the effective date of the Plan’s termination, (i) the Plan shall continue to be administered as it was prior to the Plan’s termination, (ii) all amounts credited the Participant’s Account prior to the date of termination shall be payable only under the

Effective November 17, 2009
conditions, at the time, and in the form then provided in this Plan, and (iii) no Participant shall be entitled to a distribution of his Account solely as a result of the Plan’s termination in accordance with the provisions of this Article VIII.

Effective November 17, 2009
ARTICLE IX
FUNDING
     9.1 Payments Under This Plan Are the Obligation of Sysco. Sysco shall pay the benefits due the Participants under this Plan.
     9.2 Participants Must Rely Only on General Credit of Sysco. It is also specifically recognized by both Sysco and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of Sysco for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by Sysco shall be no greater than the rights expressed in this Plan. Nothing contained in this Plan shall constitute a guarantee by Sysco that the assets of Sysco will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of Sysco. No specific assets of Sysco have been or will be set aside, or will in any way be transferred to any trust or will be pledged in any way for the performance of Sysco’s obligations under this Plan which would remove such assets from being subject to the general creditors of Sysco.

Effective November 17, 2009
ARTICLE X
MISCELLANEOUS
     10.1 Limitation of Rights. Nothing in this Plan shall be construed:
          (a) to give any member of the Board of Directors any right to be designated a Participant in the Plan;
          (b) to give a Participant any right with respect to the Shares exchanged for Share Units under this Plan, to receive dividends on such Shares, if any, except in accordance with the terms of this Plan, the Stock Plan and any applicable award agreement under the Stock Plan;
          (c) to limit in any way the right of the Sysco stockholders under Delaware law to remove a Participant from the Board of Directors;
          (d) to evidence any agreement or understanding, expressed or implied, that Sysco shall retain a Participant as a member of the Board of Directors for any particular remuneration; or
          (e) to give a Participant or any other person claiming through him or her any interest or right under this Plan other than that of any unsecured general creditor of Sysco.
     10.2 No Stockholder Voting Rights. Nothing contained in this Plan may be construed to give the Participant stockholder voting rights in Sysco with respect to any shares of Common Stock until the date of issuance to the Participant or his or her nominee of a certificate or other evidence of ownership representing such Common Stock.
     10.3 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the shares due to the parent of the minor or to the guardian of the minor or incompetent or to apply those shares for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.
     10.4 Nonalienation of Benefits. No right or benefit provided in this Plan shall be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit shall, in the discretion of the Committee, cease. In that event, the Committee may have Sysco hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in

Effective November 17, 2009
any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.
     10.5 Reliance Upon Information. Neither the Committee, the Hardship Committee nor any director shall be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by any such entity or person when he or she relies upon information supplied to it by any officer of Sysco, Sysco’s legal counsel, Sysco’s independent accountants, or other advisors in connection with the administration of this Plan shall be deemed to have been taken in good faith.
     10.6 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     10.7 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if submitted in writing and hand-delivered or sent by U.S. mail to the principal office of Sysco or to the residential mailing address of the Participant. Notice shall be deemed to be given as of the date of hand-delivery or if delivery is by mail, as of the date shown on the postmark.
     10.8 Gender and Number. If the context requires it, words of one gender when used in this Plan shall include the other, and words used in the singular or plural shall include the other.
     10.9 Governing Law. The Plan shall be construed, administered, and governed in all respects by the laws of the State of Delaware.
     10.10 Effective Date. This Plan shall be operative and effective on November 17, 2009, subject to the approval of the 2009 Non-Employee Director’s Stock Plan by Sysco’s stockholders at the 2009 annual meeting of the stockholders.
     10.11 Compliance with Section 409A. The Plan (i) is intended to comply with, (ii) shall be interpreted and its provisions shall be applied in a manner that is consistent with, and (iii) shall have any ambiguities therein interpreted, to the extent possible, in a manner that complies with Section 409A.

Effective November 17, 2009
     IN WITNESS WHEREOF, Sysco has executed this document as of November 18, 2009.

SYSCO CORPORATION
By:	/s/ Michael C. Nichols
	Name:	Michael C. Nichols
	Title:	Sr. Vice President, General Counsel and Corporate Secretary